Exhibit 99.2

News Release

Carvana Co. Announces Private Exchange Offers Relating to Existing Notes

PHOENIX - March 22, 2023 - Carvana Co. (NYSE: CVNA) (“Carvana” or the “Company”), the leading e-commerce platform for buying and selling used cars, announced today that it is offering noteholders the option to exchange their unsecured notes at a premium to current trading prices and receive new secured notes that would provide exchanging noteholders with collateral while reducing Carvana’s cash interest expense and maintaining significant flexibility for the Company.

Specifically, Carvana announced that it has commenced exchange offers (the “Exchange Offers”) to exchange its outstanding existing notes listed below (the “Existing Notes”) for up to an aggregate principal amount of $1,000,000,000 (subject to increase or decrease by the Company, the “Maximum Amount”) of new 9.0%/12.0% Cash/PIK Toggle Senior Secured Second Lien Notes due 2028 (the “New Secured Notes”) issued by the Company, pursuant to the terms and conditions described in an Exchange Offer Memorandum, dated March 22, 2023 (the “Exchange Offer Memorandum”), including a condition that a minimum of $500,000,000 aggregate principal amount of Existing Notes be validly tendered and not withdrawn in the Exchange Offers (the “Minimum Participation Condition”).

The New Secured Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by Carvana Group, LLC, Carvana, LLC, Carvana Co. Sub LLC, Carvana Operations HC LLC and Carvana FAC, LLC (collectively, the “Guarantors”). With the exception of Carvana FAC, LLC (“FinCo”), all of the Guarantors are the same entities that guarantee the Existing Notes. FinCo will become a guarantor under the Existing Notes concurrently with the consummation of the Exchange Offers.

Prior to the commencement of the Exchange Offers, the Company designated ADESA US Auction, LLC (“ADESA US”) as an unrestricted subsidiary under the indentures governing the Existing Notes. As a result, ADESA US and all of the subsidiaries of ADESA US, which comprise the Company’s ADESA U.S. Auction business (the “ADESA Subsidiaries”) were released from their guarantees of the Existing Notes. None of the ADESA Subsidiaries will guarantee the New Secured Notes. The ADESA Subsidiaries will no longer be subject to the restrictive covenants in the indentures governing the Existing Notes, and will not be subject to the restrictive covenants in the indenture that will govern the New Secured Notes. Prior to the completion of the Exchange Offers, the Company also expects to complete a series of internal corporate transactions permitted under its existing debt arrangements, including contributing the assets of the Carvana finance platform, which consists of certain intellectual property assets, to consolidate its financing business at FinCo.

The New Secured Notes and the guarantees will be secured by second-priority liens on certain assets and property owned by Carvana, LLC to which the Ally Parties (as defined herein) were granted a first-priority perfected security interest (such property constituting the “Ally Collateral”) (such assets and property securing the New Secured Notes and guarantees, together with the assets and property owned by any other person that we elect, in our sole discretion, to become a grantor to secure our senior secured obligations, the “Collateral”), which Collateral consists of any automobile, van, or light duty truck that is not manufactured for a particular commercial purpose, accounts and general intangibles together with any and all accessions, additions, attachments, replacements, substitutions, returns, profits and proceeds in whatever form or type, subject to certain additional exclusions and permitted liens as described in the Exchange Offer Memorandum, including that certain assets that constitute Ally Collateral will not constitute Collateral for the New Secured Notes, such as chattel paper, deposit accounts and the assets and property of FinCo. The New Secured Notes and guarantees will be effectively senior to all existing and future unsecured indebtedness and junior lien indebtedness of Carvana, LLC and any additional grantors that may provide collateral in the future to the extent of the value of the Collateral and any future collateral. The New Secured Notes and related guarantees will be effectively subordinated to indebtedness that is secured by assets that do not secure the New Secured Notes or have priority liens on the Collateral, including indebtedness under our existing and future vehicle inventory financing and security agreements with Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) and Ally Financial Inc. (collectively, the “Ally Parties” and such existing and future vehicle inventory financing and security agreements, collectively, the “Floor Plan Facility”), to the extent of the value of the liens on such Collateral. The New Secured Notes and the guarantees will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under the Floor Plan Facility, and senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the New Secured Notes; provided, however, that to the extent a “Default” (as defined in the Floor Plan Facility) under the Floor Plan Facility has occurred and is continuing or if a “Default” has occurred and is continuing immediately before or after the making of any payment on the New Secured Notes or would be expected to result therefrom and any of the Ally Parties have provided written notice of such “Default” to the Collateral Agent, such payments on the New Secured Notes (including payments of principal, premium, interest and/or fees) with Ally Collateral (or the proceeds thereof) will be prohibited (or subject to turnover if the Ally Parties provide notice of a “Default” after such payment is made); provided, further, that payments of principal, premium, interest and fees on the New Secured Notes will be able to be made using cash or other assets that are not pledged to the Ally Parties as Ally Collateral.

The New Secured Notes will bear cash interest at a rate of 9.0% per annum payable semi-annually in arrears. Interest on the New Secured Notes for the first six interest payment dates may, at the Company’s option, be paid in the form of an increase in the principal amount of the outstanding New Secured Notes or if, and in the limited circumstances where, the New Secured Notes are no longer held in global form, by issuing additional New Secured Notes (rounded up to the nearest $1.00) (“PIK Interest”) at a rate of 12.0% per annum, and, thereafter, interest shall be payable solely in cash at a rate of 9.0% per annum.

The following table describes certain terms of the Exchange Offers:

				Principal Amount of New Secured Notes(2)
Title of Existing Notes	CUSIP Number(1)	Principal Amount Outstanding	Acceptance Priority Level	Exchange Consideration	Early Exchange Premium(3)	Total Consideration(4)
5.625% Senior Notes due 2025	146869AB8 / U1468GAC8	$500,000,000	1	$788.75	$20	$808.75
10.250% Senior Notes due 2030	146869AJ1 / U1468GAG9	$3,275,000,000	2	$773.75	$20	$793.75
5.500% Senior Notes due 2027	146869AF9 / U1468GAE4	$600,000,000	3	$638.75	$20	$658.75
5.875% Senior Notes due 2028	146869AD4 / U1468GAD6	$600,000,000	4	$626.25	$20	$646.25
4.875% Senior Notes due 2029	146869AH5 / U1468GAF1	$750,000,000	5	$612.50	$20	$632.50

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Notes. They are provided solely for convenience.
(2)

Consideration in the form of principal amount of New Secured Notes per $1,000 principal amount of Existing Notes that are validly tendered and accepted for exchange, subject to any rounding as described herein. In addition to the Exchange Consideration or the Total Consideration, as applicable, all Eligible Holders (as defined herein) of Existing Notes accepted for exchange pursuant to the Offers on the Settlement Date (as defined herein) will also be paid a cash amount equal to any accrued and unpaid interest for such series of Existing Notes from the last interest payment date for such series of Existing Notes to, but not including, the Settlement Date (with respect to each series of Existing Notes, the “Accrued Interest”).

(3)	The Early Exchange Premium (as defined herein) will be payable to Eligible Holders who validly tender Existing Notes at or prior to the Early Tender Time, subject to the Maximum Amount.
(4)	Includes the Early Exchange Premium for Existing Notes tendered for exchange and not validly withdrawn at or prior to the Early Tender Time.

Each Exchange Offer will expire at 5:00 p.m., New York City time on April 19, 2023, or any other date and time to which the Company extends such date and time in its sole discretion (such date and time for such Exchange Offer, as it may be extended, the “Expiration Time”), unless earlier terminated.

To be eligible to receive the applicable total consideration (the “Total Consideration”) in the applicable Exchange Offer, Eligible Holders must validly tender and not validly withdraw their Existing Notes at or prior to 5:00 p.m., New York City time, on April 4, 2023, or any other date and time to which the Company extends such period for such Exchange Offer in its sole discretion (such time and date for such Exchange Offer, as it may be extended, the “Early Tender Time”). Eligible Holders validly tendering their Existing Notes after the applicable Early Tender Time and at or prior to the Expiration Time will only be eligible to receive the applicable exchange consideration set forth in the table above (the “Exchange Consideration”), which equals the applicable Total Consideration less the applicable early exchange premium (the “Early Exchange Premium”). We refer to the aggregate amount of Exchange Consideration and Total Consideration that Eligible Holders of Existing Notes are entitled to receive, excluding Accrued Interest, for Existing Notes that are validly tendered and accepted for exchange by the Company as the “Aggregate Exchange Consideration”.

Validly tendered Existing Notes may be withdrawn, with respect to an Exchange Offer for any series of Existing Notes at or prior to, and not thereafter (subject to applicable law), 5:00 p.m., New York City time, on April 4, 2023, unless extended by the Company in its sole discretion.

The Maximum Amount of New Secured Notes that may be issued to Eligible Holders pursuant to the Exchange Offers is $1,000,000,000 (subject to increase or decrease by the Company in its sole discretion, subject to applicable law). Accordingly, Existing Notes accepted for exchange on the Settlement Date will be accepted based on the order of priority (the “Acceptance Priority Levels”) set forth in the table above (with “1” being the highest Acceptance Priority Level and “5” being the lowest Acceptance Priority Level). The Company will only accept for exchange Existing Notes up to an aggregate principal amount that will not result in the aggregate principal amount of New Secured Notes issued pursuant to the Exchange Offers exceeding the Maximum Amount. The Company expressly reserves the right, but is under no obligation, to increase or decrease the Maximum Amount at any time, subject to applicable law. This could result in the Company purchasing a greater or lesser aggregate principal amount of Existing Notes in the Exchange Offers and issuing a greater or lesser aggregate principal amount of New Secured Notes. There can be no assurance that the Company will exercise its right to increase or decrease the Maximum Amount.

The Company will exchange any Existing Notes that have been validly tendered at or prior to the Expiration Time and that are accepted for exchange, subject to all conditions to such Exchange Offer having been either satisfied or waived by Carvana, within five business days following the Expiration Time or as promptly as practicable thereafter (the settlement date of such exchange with respect to an Exchange Offer, the “Settlement Date”), subject to the Maximum Amount, the Acceptance Priority Level and proration, as described in the Exchange Offer Memorandum.

Even if the Exchange Offers are fully subscribed such that the Aggregate Exchange Consideration issuable in respect of Existing Notes validly tendered equals at least the Maximum Amount as of the applicable Early Tender Time, Existing Notes validly tendered at or before the applicable Early Tender Time may be subject to proration if the Company accepts Existing Notes tendered after the applicable Early Tender Time but on or prior to the Expiration Time that have a higher Acceptance Priority Level than such Existing Notes. In such a scenario, the Company will (assuming satisfaction or waiver of the conditions set forth in the Exchange Offer Memorandum with respect to the Exchange Offers as applicable) accept all validly tendered Existing Notes on or prior to the Expiration Time on a prorated basis based on the Acceptance Priority Level such that the Aggregate Exchange Consideration equals the Maximum Amount (subject to rounding down to the nearest $1,000). All Existing Notes not accepted as a result of proration will be rejected from the applicable Exchange Offer and will be promptly returned to the tendering Eligible Holder. Existing Notes may be tendered and accepted for exchange only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that the New Secured Notes will be issued with minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Eligible Holders who do not tender all of their Existing Notes of a series must ensure that (i) they retain a principal amount of each such series of Existing Notes amounting to at least the applicable minimum denomination for such series and (ii) they tender a sufficient principal amount to receive the applicable minimum denomination for the New Secured Notes. If Eligible Holders fail to tender the sufficient amount to receive the applicable minimum denomination, their exchange will be rejected. Any fractional portion of New Secured Notes not received as a result of rounding down will be paid in cash at a rate equal to the Exchange Consideration, as well as any applicable Early Exchange Premium.

Each Exchange Offer is a separate offer, and each may be individually amended, extended, terminated or withdrawn, subject to certain conditions and applicable law, at any time in the Company’s sole discretion, and without amending, extending, terminating or withdrawing any other Exchange Offer. No Exchange Offer is conditioned upon the consummation of any other Exchange Offer.

Notwithstanding any other provision of the Exchange Offers, the Company’s obligation to accept and exchange any of the Existing Notes validly tendered pursuant to the Exchange Offers is subject to the satisfaction or waiver of certain conditions, including (i) the receipt of the consents from the Ally Parties (and any other required lender or participants under the Floor Plan Facility) with respect to the arrangements with the Ally Parties or relating to the ability of the Company to provide for the imposition of certain additional second liens on the Collateral, which consent must be satisfactory in all respects to the Company and (ii) the Minimum Participation Condition, and the Company expressly reserves the right to terminate any or all Exchange Offers at any time, subject to applicable law.

The Exchange Offers are being made, and the New Secured Notes are being offered, only to holders of the Existing Notes who are either (a) persons other than “U.S. persons” as defined in Regulation S, and who agree to purchase the New Secured Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S; or (b) persons who are reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to whom the New Secured Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act. A person in, or subject to the securities laws of any province or territory of Canada, must be a resident of one of the Provinces of Ontario, Quebec or Alberta and both an “accredited investor” and a “permitted client”, as such terms are defined under Canadian securities laws in order to be eligible to participate in the Exchange Offers. The holders of Existing Notes who have certified to the Company that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/carvana to confirm their eligibility.

Full details of the terms and conditions of the Exchange Offers are described in the Exchange Offer Memorandum, the Exchange Offers are only being made pursuant to, and the information in this press release is qualified in its entirety by reference to, the Exchange Offer Memorandum, which is being made available to Eligible Holders of the Existing Notes. Eligible Holders of the Existing Notes are encouraged to read the Exchange Offer Memorandum, as it contains important information regarding the Exchange Offers. This press release is neither an offer to purchase nor a solicitation of an offer to buy any Existing Notes in the Exchange Offers.

Requests for the Exchange Offer Memorandum and other documents relating to the Exchange Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Exchange Offers, toll free at (800) 967-5084 or toll at (212) 269-5550.

None of the Company, any of its subsidiaries or affiliates, or any of their respective officers, boards of directors, members or managers, Moelis & Company LLC, as dealer manager, the exchange agent and information agent or the trustee of the Existing Notes or the New Secured Notes is making any recommendation as to whether Eligible Holders should tender any Existing Notes in response to the Exchange Offers, and no one has been authorized by any of them to make such a recommendation.

The Exchange Offers are not being made to Eligible Holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Exchange Offers are required to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of the Company by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The New Secured Notes have not been and will not be registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Existing Notes or the New Secured Notes in the United States and shall not constitute an offer, solicitation or sale of the New Secured Notes in any jurisdiction where such offering or sale would be unlawful. There shall not be any sale of the New Secured Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Carvana (NYSE: CVNA)

Carvana (NYSE: CVNA) is the industry pioneer for buying and selling used vehicles online. As the fastest growing used automotive retailer in U.S. history, its proven, customer-first ecommerce model has positively impacted millions of people’s lives through more convenient, accessible and transparent experiences. Carvana.com allows someone to purchase a vehicle from the comfort of their home, completing the entire process online, benefiting from a 7-day money back guarantee, home delivery, nationwide inventory selection and more. Customers also have the option to sell or trade-in their vehicle across all Carvana locations, including its patented Car Vending Machines, in more than 300 U.S. markets. Carvana brings a continued focus on people-first values, industry-leading customer care, technology and innovation, and is the No. 2 automotive brand in the U.S., only behind Ford, on the Forbes 2022 Most Customer-Centric Companies List. Carvana is one of the four fastest companies to make the Fortune 500 and for more information, please visit www.carvana.com and follow us @Carvana.

Carvana also encourages investors to visit its Investor Relations website as financial and other company information is posted.

Note Regarding Forward-Looking Statements

These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Exchange Offers. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Among these factors are risks related to the “Risk Factors” identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in the Exchange Offer Memorandum. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Contact:

Investor Relations:

Carvana

Mike Mckeever

investors@carvana.com

Media Contact:

Carvana

Kristin Thwaites

press@carvana.com